CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to references to us under the heading “Independent Registered Public Accounting Firm” and “Service Providers” in the Registration Statement on Form N-14 of The Yacktman Funds, Inc.

PricewaterhouseCoopers LLP

April 19, 2012

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110

T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us